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                                                                       Exhibit I

                                                        January 31, 2000



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

         Re: First Choice Funds Trust (File Nos., 33-7085 and 811-7681)
             -----------------------------------------------------------

Dear Sir/Madam:

     As counsel to First Choice Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 7 to the Trust's Registration Statement on Form N-lA (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act to respond to the Staff's comments on the Trust's 485(a) filings on November 29, 1999 and to update the Trust's financial information. It is proposed that it will become effective on January 31, 2000 pursuant to paragraph
(b).

     Based upon our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

     If you have any questions or comments concerning the enclosed, please telephone Thomas Majewski at (212) 373-3539.


                                                            Sincerely,


                                                            PAUL, WEISS, RIFKIND
                                                            WHARTON & GARRISON